UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2009

DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-15676	62-1242599
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Davidson Diversified Real Estate III, L.P., a Delaware limited partnership (the “Registrant”), owns a 99.99% interest in Plainview Apartments, L.P., a South Carolina limited partnership (the “Partnership”).   The Partnership owned Plainview Apartments (“Plainview”), a 480-unit apartment complex located in Louisville, Kentucky.  On June 5, 2009, the Partnership sold Plainview, which was its last remaining investment property, to a third party, NTS-Plainview Associates, a Kentucky limited partnership (the “Purchaser”), for a total sales price of $20,535,000.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner has evaluated the cash requirements of the Registrant and determined that the net sales proceeds will be used to repay outstanding loans and payables to an affiliate of the Registrant’s managing general partner. No distribution to the Registrant’s partners is planned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.

By:  Davidson Diversified Properties, Inc.

Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: June 11, 2009